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                                     [LETTERHEAD]


                                                                EXHIBIT 23(b)


                           CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (S-3 No. 33-52569) and related Prospectus pertaining to the Dividend Reinvestment and Common Stock Purchase Plan of Huntington Bancshares Incorporated and to the incorporation by reference therein of our report dated January 10, 1996, with respect to the consolidated financial statements of Huntington Bancshares Incorporated incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP